Exhibit 23(j)
Consent of Independent Auditors

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement of The Transamerica Partners Funds Group on Form N-1A of our reports dated February 26, 2009, relating to the financial statements and financial highlights of The Transamerica Partners Funds Group, The Transamerica Partners Asset Allocation Funds and Transamerica Partners Portfolios, and our report dated February 20, 2008, relating to the financial statements and financial highlights of the S&P 500 Index Master Portfolio, which appear in the 2008 Annual Report of The Transamerica Partners Funds Group and The Transamerica Partners Asset Allocation Funds. We also consent to the incorporation by reference of our reports dated February 26, 2008 relating to the financial statements and financial highlights of The Transamerica Partners Institutional Funds Group and The Transamerica Partners Institutional Asset Allocation Funds, which appear in the 2008 Annual Report of The Transamerica Partners Institutional Funds Group and The Transamerica Partners Institutional Asset Allocation Funds. We also consent to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
New York, New York
April 27, 2009